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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


          SUBSIDIARY                                      JURISDICTION OF INCORPORATION
          ----------                                      -----------------------------
South Side National Bank in St. Louis                   National bank
State Bank of Jefferson County                          Missouri state bank
Bank of Ste. Genevieve                                  Missouri state bank
The Bank of St. Charles County                          Missouri state bank